UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 5, 2008

GRAPHIC PACKAGING
HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-145849 (Commission File Number)	26-0405422 (IRS Employer Identification No.)

814 Livingston Court, Marietta, Georgia (Address of principal executive offices)	30067 (Zip Code)
Registrant’s telephone number, including area code (770) 644-3000
New Giant Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.02 Results of Operations and Financial Condition.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1 RESTATED CERTIFICATE OF INCORPORATION
EX-3.2 AMENDED AND RESTATED BY-LAWS
EX-3.3 CERTIFICATE OF DESIGNATION OF SERIES A JUNIOR PREFERRED STOCK
EX-4.1 SUPPLEMENTAL INDENTURE
EX-4.2 SUPPLEMENTAL INDENTURE
EX-4.3 RIGHTS AGREEMENT
EX-10.1 AMENDMENT NO.1 TO CREDIT AGREEMENT
EX-10.2 AMENDMENT NO.2 TO CREDIT AGREEMENT
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-99.1 PRESS RELEASE DATED MARCH 10, 2008
EX-99.4 CONSOLIDATED FINANCIAL STATEMENTS OF BCH
EX-99.5 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
EX-99.6 SELECTED PRO FORMA FINANCIAL INFORMATION

Item 1.01 Entry into Material Definitive Agreement.
The information set forth under Item 2.03 relating to the Credit Agreement is incorporated herein by reference.
The information set forth under Item 3.03 relating to the Rights Agreement (as defined herein) is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 10, 2008, pursuant to the terms of the Transaction Agreement and Agreement and Plan of Merger by and among Graphic Packaging Corporation (“Graphic”), Bluegrass Container Holdings, LLC, a Delaware limited liability company (“BCH”), TPG Bluegrass IV, L.P., a Delaware limited partnership (“TPG IV”), TPG Bluegrass IV, Inc., a Delaware corporation, as a transferee of the interests in BCH owned by TPG IV (“TPG IV, Inc.”), TPG Bluegrass IV-AIV 2, L.P., a Delaware limited partnership (“TPG IV-AIV”), TPG Bluegrass V, L.P., a Delaware limited partnership (“TPG V”), TPG Bluegrass V, Inc., a Delaware corporation, as a transferee of the interests in BCH owned by TPG V (“TPG V, Inc.”), TPG Bluegrass V-AIV 2, L.P., a Delaware limited partnership (“TPG V-AIV”), Field Holdings, Inc., a Delaware corporation (“Field Holdings”), TPG FOF V-A, L.P., a Delaware limited partnership (“FOF V-A”), TPG FOF V-B, L.P., a Delaware limited partnership (“FOF V-B”), BCH Management, LLC, a Delaware limited liability company (together with Field Holdings, TPG IV, TPG IV, Inc., TPG IV-AIV, TPG V, TPG V, Inc., TPG V-AIV, FOF V-A and FOF V-B, the “Sellers”), New Giant Corporation (the “Company”), and Giant Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), (i) Merger Sub merged with and into Graphic (the “Merger”), (ii) Graphic became a wholly-owned subsidiary of the Company and (iii) the Sellers contributed all of the equity interests in BCH in exchange for shares of the Company’s common stock (the “Exchange,” and together with the Merger, the “Transactions”). Upon effectiveness of the Merger, the Company changed its name to Graphic Packaging Holding Company.
At the effective time of the Transactions, as consideration for the Merger, the holder of each issued and outstanding share of Graphic’s common stock, par value $0.01, received the right to one share of the Company’s common stock, par value $0.01 (“Common Stock”), and in consideration for the Exchange, the Sellers received 139,445,038 shares of Common Stock, or approximately 40.6 percent of the outstanding shares of Common Stock.
The issuance of the Common Stock pursuant to the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4, as amended (File No. 333-145849) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on December 10, 2007. The definitive proxy statement/prospectus dated December 10, 2007 that forms a part of the Registration Statement (the “Proxy Statement/Prospectus”) contains additional information about the Transactions and the other transactions contemplated by the Transaction Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Transactions.
Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The Common Stock has been approved for listing on the New York Stock Exchange and will begin trading under the symbol “GPK” on March 11, 2008.
Prior to the completion of the Transactions, Graphic’s common stock was registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange. Graphic will file a Form 15 with the SEC to terminate the registration under Section 12 of the Exchange Act of the Graphic common stock.
On March 10, 2008, the Company issued a press release announcing the completion of the Transactions. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On March 10, 2008, the Company issued a press release announcing the closing of the combination of Graphic and BCH, which contained selected pro forma financial information for the Company. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, attached hereto as Exhibit 99.6 and incorporated herein by reference is certain supplemental pro forma financial information of the Company that includes information relating to the financing of the combination of Graphic and BCH.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 10, 2008, Graphic Packaging International, Inc. (“GPI”), a wholly-owned subsidiary of the Company, entered into an Amendment No. 1 to its existing senior secured Credit Agreement dated as of May 16, 2007 (the “Credit Agreement”). Pursuant to Amendment No. 1, GPI obtained (i) a new $1,200 million senior secured term loan facility to refinance the outstanding amounts under BCH’s existing first and second lien credit facilities and (ii) an increase to GPI’s existing revolving credit facility to $400 million from $300 million. GPI’s existing $1,055 million term loan facility will remain in place.
The new $1,200 million term loan will mature on May 16, 2014, the same maturity date as the existing term loan. The increased revolving credit facility will mature on May 16, 2013.
The principal amount of the new term loan facility will amortize in an annual amount of 1.0% of the original principal amount thereof, payable in equal semi-annual installments, with a final installment due and payable at maturity equal to the remaining outstanding principal amount thereof. The amortization of the existing $1,055 million term loan will remain unchanged and will continue in an annual amount of 1.0% of the original principal amount thereof payable in semi-annual installments, with a final installment due and payable at maturity equal to the remaining outstanding principal amount thereof.
Subject to certain exceptions and reinvestment provisions, the new term loan facility and the existing term loan facility are subject to mandatory prepayment on a pro rata basis in an amount equal to (i) the net proceeds of certain debt offerings by GPI and its subsidiaries (other than debt offerings permitted by the Credit Agreement); and (ii) the net proceeds of certain non-ordinary asset sales by GPI and its subsidiaries.
The obligations of GPI under the new term loan facility and the revolving credit facility, as increased pursuant to Amendment No. 1, are guaranteed by Graphic and each existing or future domestic subsidiary of GPI (including BCH and its subsidiaries). In addition, the new term loan facility, and the revolving credit facility, as increased pursuant to Amendment No. 1, and the guarantees thereunder, are secured by the same collateral as the existing credit facilities including security interests in and pledges of or liens on substantially all of the material tangible and intangible assets of GPI and the guarantors, including pledges of all the capital stock of GPI and material direct or indirect domestic subsidiaries of GPI and of up to 65% of the capital stock of each direct foreign subsidiary of GPI. The lenders under the revolving credit facility, as increased pursuant to Amendment No. 1, the new term loan facility and the existing term loan facility will share in all collateral security, in each case to the same extent as the existing credit facility, on a pari passu basis.
The new term loan facility will bear interest at LIBOR plus 275 basis points. The interest rate on the existing term loan facility will continue to bear interest at LIBOR plus 200 basis points. The weighted average interest rate on GPI’s senior secured term debt will equal approximately LIBOR plus 237.5 basis points.
Graphic has agreed to pay (or cause GPI to pay) certain fees with respect to the new and existing credit facilities, including (i) fees on the unused commitments of the lenders, (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit plus a fronting bank fee for the letter of credit issuing bank; (iii) quarterly administration fees and (iv) arrangement and other similar fees.
The new term loan facility and the increase in the revolving credit facility are subject to the existing affirmative and negative operating covenants contained in the Credit Agreement, as such covenants have been amended pursuant to Amendment No. 2 to the Credit Agreement described below.
The new term loan facility and the increase in the revolving credit facility are subject to the existing events of default contained in the Credit Agreement, including non-payment of principal, interest or fees, failure to comply with covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other indebtedness, loss of lien perfection or priority, material judgments and change of ownership or control.
On March 10, 2008, GPI also entered into an Amendment No. 2 to the Credit Agreement. Pursuant to Amendment No. 2, among other things, the existing financial covenants contained in the Credit Agreement were removed and a new senior secured leverage ratio was substituted in lieu thereof. Such new senior secured leverage covenant shall run in favor of all lenders under the Credit Agreement.
Additionally, Amendment No. 2, among other things, amended the covenant contained in the Credit Agreement restricting the ability of GPI and it subsidiaries to sell assets. Amendment No. 2 permits GPI and its subsidiaries to sell assets in an unlimited amount provided that at least 75% of the consideration received by GPI or the applicable subsidiary is in the form of cash.
This summary is qualified in its entirety by reference to Amendment No. 1 and Amendment No. 2 to the Credit Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Pursuant to GPI’s Indentures governing its 8.50% Senior Notes due 2011 and the 9.50% Senior Subordinated Notes due 2013, GPI has delivered the Supplemental Indentures in order to join the Company, Graphic, BCH and its domestic subsidiaries, as guarantors under the Indentures. In addition, this summary is qualified in its entirety by reference to the Supplemental Indenture in Respect of Note Guarantee (9.50% Senior Subordinated Notes due 2013) and Supplemental Indenture in Respect of Note Guarantee (8.50% Senior Notes due 2011), which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 2.01 above is incorporated herein by reference. The description of the transactions pursuant to which Sellers received shares of Common Stock pursuant to the Exchange is described under the headings “Summary,” “The Transactions” and “The Transaction Agreement and Agreement and Plan of Merger” in the Proxy Statement/Prospectus and is incorporated herein by reference.
The issuance of the Common Stock in the Exchange pursuant to the Transaction Agreement is exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof because the Exchange did not involve a public offering.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under Items 2.01 above is incorporated herein by reference. Immediately following the effective time of the Merger, the Certificate of Incorporation and By-Laws of the Company were amended and restated. The information contained in the Proxy Statement/Prospectus under the heading “Description of New Graphic Capital Stock” and “Comparison of Rights of Graphic Stockholders and New Graphic Stockholders” provides additional detail on the amendments to the Certificate of Incorporation and the By-Laws of the Company and is incorporated herein by reference. See also Item 5.03 hereof.
Pursuant to the Transaction Agreement, the board of directors of the Company adopted a stockholder rights plan substantially similar to the stockholder rights plan that Graphic maintained prior to the announcement of the transaction with Altivity, which is embodied in the Rights Agreement, dated as of March 10, 2008 (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as rights agent (the “Rights Agent”). In order to implement the new Rights Agreement, the Board of Directors of the Company declared a divided of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock immediately following the completion of the Transactions, and authorized the issuance of one Right for each share of Common Stock which shall become outstanding between the date of issuance of the dividend, which we refer to as the record date, and the earliest of the distribution date (as hereinafter defined), the redemption of the Rights, or the final expiration date of the Rights.
The following is a summary of the material provisions of the stockholder rights plan that the Company’s board of directors adopted. This summary is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.3 and incorporated herein by reference.
Initially, the Rights will be attached to the certificates representing outstanding shares of Common Stock, or in the case of uncertificated shares, evidenced by book entry, and no separate Rights certificates will be distributed nor, in the case of uncertificated shares, book entries be made with respect to the Rights. The Rights will be transferable only with the Common Stock until a distribution date (as described below). Each Right will entitle the holder to purchase one one-thousandth of a share of the Company’s Series A junior participating preferred stock at an exercise price of $20.00, subject to adjustment. Each one one-thousandth of a share of Series A junior participating preferred stock will have economic and voting terms approximately equivalent to one share of Common Stock. On March 10, 2008, the Company filed a Certificate of Designation, Preferences and Rights defining the terms of Series A junior participating preferred stock, which is attached hereto as Exhibit 3.3 and incorporated herein by reference. Until it is exercised, the Right itself will not entitle the holder of the Right to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings.
The Rights will not be exercisable until the distribution date and will expire at the close of business March 10, 2018, unless earlier redeemed or exchanged by the Company. As soon as practicable after the distribution date, the Company would issue separate certificates representing the Rights, which would trade separately from the shares of the Common Stock. A “distribution date” would generally occur upon the earlier of:
•	the tenth day after the first public announcement by or communication to the Company that a person or group of affiliated or associated persons (referred to as an acquiring person) has acquired beneficial ownership of 15% or more of the Company’s outstanding Common Stock (the date of such announcement or communication is referred to as the stock acquisition time); or

•	the tenth business day after the commencement or first public announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.
However, an acquiring person will not include the Company, any of its subsidiaries, any of its employee benefit plans or any person or entity acting under its employee benefit plans. In addition, an acquiring person will not include Coors family stockholders or the Sellers who are affiliates of TPG Capital (the “TPG Entities”), for so long as such stockholders beneficially own 15% or more of the outstanding Common Stock (referred to as “grandfathered persons”). Notwithstanding the foregoing exception, the Coors family stockholders will be considered an acquiring person in the event that they collectively become the beneficial owner of more than 19% of the outstanding shares of Common Stock. In addition, the TPG Entities will be considered an acquiring person in the event that they collectively become the beneficial owner of more than 40% of the outstanding shares of Common Stock, or, after their ownership percentage of outstanding shares of Common Stock is less than 25%, in the event that they collectively become the beneficial owner of more than 25% of the outstanding shares of Common Stock.
If any person becomes an acquiring person, each Right will represent, instead of the right to acquire one one-thousandth of a share of Series A junior participating preferred stock, the right to receive upon exercise a number of shares of Common Stock having a value equal to two times the purchase price of the Right, subject to certain exceptions. All Rights that are beneficially owned by an acquiring person or its transferee will become null and void.
If at any time after a public announcement has been made or the Company has received notice that a person has become an acquiring person:
•	the Company is acquired in a merger or other business combination and the Company is not the surviving corporation or the Common Stock is exchanged for a different security; or

•	50% or more of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred;
each Right, except Rights that previously have been voided as described above, will represent the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the Right.
At any time until the earlier of (1) the time the Company becomes aware that a person has become an acquiring person or (2) the tenth anniversary of the record date under the Rights Agreement, the Company may redeem all the rights at a price of $0.001 per right. At any time after a person has become an acquiring person and before the acquisition by such person and its affiliates of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights, in whole or in part, at an exchange ratio of one share of Common Stock per Right.
The purchase price of the Rights, the number of thousandths of a share of Series A junior participating preferred stock and the amount of Common Stock, cash or other securities or property issuable upon exercise of, or exchange for, the Rights, and the number of such Rights outstanding, are subject to adjustment from time to time to prevent dilution. Except as provided in the Rights Agreement, no adjustment in the purchase price or the number of shares of Series A junior participating preferred stock issuable upon exercise of a Right will be required until the cumulative adjustment would require an increase or decrease of at least 1% in the purchase price or number of shares for which a Right is exercisable.
Before the time that a person or group becomes an acquiring person, and subject to specified limitations, the Rights Agreement may be supplemented or amended by the Company and the Rights Agent, without the approval of the holders of the Rights.
As of March 10, 2008, the Company has a total of 100,000,000 shares of preferred stock authorized, of which no shares are outstanding. There has been reserved for issuance 500,000 shares of Series A junior participating preferred stock of the Company issuable upon exercise of the Rights.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
Prior to the closing of the Transactions, David W. Scheible, Daniel J. Blount and Stephen A. Hellrung were the directors of the Company. Effective upon the closing of the Transactions, directors Daniel J. Blount and Stephen A. Hellrung each resigned his position as a director of the Company.
In connection with the closing of the Transactions, effective March 10, 2008, each of George V. Bayly, John D. Beckett, G. Andrea Botta, Jeffrey H. Coors, Kevin J. Conway, Kelvin L. Davis, Jack A. Fusco, Michael G. MacDougall, John R. Miller, Jeffrey Liaw, Harold R. Logan, Jr. and Robert W. Tieken were appointed to the Company’s board of directors.
In connection with the closing of the Transactions, Messrs. Miller (as non-voting chairman), Coors, Conway, Botta, Davis and MacDougall were appointed to the Nominating and Corporate Governance Committee. Messrs. Tieken (as chairman), Logan and Miller were appointed to the Audit Committee and Messrs. Bayly (as chairman), Beckett and Fusco were appointed to the Compensation and Benefits Committee.
The biographical information for each director of the Company contained in the Proxy Statement/Prospectus under the heading “The Directors and Management of New Graphic” provides further information on the Company’s directors and is incorporated herein by reference. The description of the agreement pursuant to which each new director was selected is described in the Proxy Statement/Prospectus under the heading “Other Agreements — Stockholders Agreement” and is incorporated herein by reference. The information contained in the Proxy Statement/Prospectus under the heading “The Transactions — Interests of Graphic’s Directors and Executive Officers in the Transactions” is incorporated herein by reference.
Director Compensation
The Board of the Company has adopted the director compensation policy previously maintained by Graphic as described herein. Each Director who is not an officer or employee of the Company will receive an annual cash retainer fee of $20,000, payable in quarterly installments. In addition, each non-employee Director will receive $1,500 per Board meeting attended and $1,000 per committee meeting attended. The Audit Committee chairman and each of the other Committee chairmen will receive a further retainer fee of $10,000 and $5,000, respectively, payable in equal quarterly installments. In addition to the retainers and meeting fees, each non-employee Director will receive an annual grant of shares of stock with a value of $40,000 on the date of grant. Non-employee Directors have the option to defer all or part of the cash and equity compensation payable to them in the form of phantom stock.
Directors who are officers or employees of the Company will not receive any additional compensation for serving as a Director. Pursuant to the terms of Mr. Conway’s employment with CD&R, he has assigned his right to receive compensation for his service as a Director to Clayton, Dubilier and Rice, Inc. The Company reimburses all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Transaction Agreement, the Company amended and restated its Certificate of Incorporation and By-Laws, as described in the Proxy Statement/Prospectus under the heading “Description of New Graphic Capital Stock” and “Comparison of Rights of Graphic Stockholders and New Graphic Stockholders,” which disclosure is incorporated by reference in response to this item. Copies of the Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on March 10, 2008 and the Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The information set forth in Item 2.02 is incorporated herein by reference.
Item 8.01 Other Events.
In connection with the combination of Graphic and Altivity Packaging, LLC (“Altivity”), on March 5, 2008, Graphic and Altivity entered into an Asset Preservation Stipulation and Order (the “Stipulation Order”) with the Antitrust Division of the United States Department of Justice (the “DOJ”). The Stipulation Order was signed by the United States District Court for the District of Columbia on March 5, 2008. Graphic and Altivity stipulated to the entry of a Final Judgment (the “Consent Decree”), which remains to be reviewed and approved by the court subject to the provisions of the Tunney Act.
Under the Consent Decree, the Company is required to divest two of Altivity’s coated-recycled paperboard mills and certain related assets (the “Divestiture”), in accordance with procedures and terms set forth in the Consent Decree. Until the Divestiture is completed, the Company will be required under the Stipulation Order to take all steps necessary to preserve, maintain and continue to operate such mills as economically viable, competitive and ongoing facilities. The Company expects to divest Altivity’s Wabash, Indiana and Philadelphia, Pennsylvania mills pursuant to the Consent Decree.
The above descriptions of the Stipulation Order and the Consent Decree are qualified in their entirety by reference to the full texts of the Stipulation Order and the Consent Decree, included as Exhibits 99.2 and 99.3 respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
The audited consolidated financial statements of BCH as of December 31, 2006 and 2005 and for the period from July 1, 2006 to December 31, 2006, the period from January 1, 2006 to June 30, 2006 and for the years ended December 31, 2005 and 2004, and the interim unaudited consolidated financial statements of BCH as of September 30, 2007 and 2006 and for the nine months ended September 30, 2007 and three months ended September 30, 2006 are filed as exhibit 99.4 to this report and are incorporated herein by reference.
To the extent additional information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
     (b) Pro forma financial information.
The unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2006 and for the nine months ended September 30, 2007 give effect to the Transactions as if they had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2007 gives effect to the Transactions as if they had been completed on September 30, 2007. The unaudited pro forma condensed combined financial information of the Company is filed as exhibit 99.5 to this report and are incorporated herein by reference.
To the extent additional information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
     (d) Exhibits

3.1	Restated Certificate of Incorporation of Graphic Packaging Holding Company.

3.2	Amended and Restated By-Laws of Graphic Packaging Holding Company.

3.3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Graphic Packaging Holding Company.

4.1	Supplemental Indenture in Respect of Note Guarantee (9.50% Senior Subordinated Notes due 2013).

dated as of March 10, 2008 among Bluegrass Container Holdings, LLC and its subsidiaries, Graphic Packaging Holding Company, Graphic Packaging International, Inc., Graphic Packaging Corporation and Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association.

4.2	Supplemental Indenture in Respect of Note Guarantee (8.50% Senior Notes due 2011) dated as of March 10, 2008 among Bluegrass Container Holdings, LLC and its subsidiaries, Graphic Packaging Holding Company, Graphic Packaging International, Inc., Graphic Packaging Corporation and Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association.

4.3	Rights Agreement, dated as of March 10, 2008, between Graphic Packaging Holding Company and Wells Fargo Bank, National Association.

10.1	Amendment No. 1 to Credit Agreement dated as of March 10, 2007 by and among Graphic Packaging International, Inc., Graphic Packaging Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders signatory thereto.

10.2	Amendment No. 2 to Credit Agreement dated as of March 10, 2007 by and among Graphic Packaging International, Inc., Graphic Packaging Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders signatory thereto.

23.1	Consent of Ernst & Young LLP.

99.1	Press release dated March 10, 2008.

99.2	Asset Preservation Stipulation and Order, dated March 5, 2008, among the DOJ, Graphic Packaging International, Inc. and Altivity. Filed as Exhibit 99.1 to Graphic Packaging Corporation’s Current Report on Form 8-K filed on March 6, 2008 (Commission File No. 001-13182), and incorporated herein by reference.

99.3	Final Judgment (Consent Decree) of the United States District Court for the District of Columbia stipulated to by the parties to the Asset Preservation Stipulation and Order. Filed as Exhibit 99.2 to Graphic Packaging Corporation’s Current Report on Form 8-K filed on March 6, 2008 (Commission File No. 001-13182), and incorporated herein by reference.

99.4	Consolidated financial statements of BCH as of December 31, 2006 and 2005 and for the period from July 1, 2006 to December 31, 2006, the period from January 1, 2006 to June 30, 2006 and for the years ended December 31, 2005 and 2004, and the interim unaudited consolidated financial statements of BCH as of September 30, 2007 and 2006 and for the nine months ended September 30, 2007 and three months ended September 30, 2006.

99.5	Unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2006 and as of and for the nine months ended September 30, 2007.

99.6	Selected pro forma financial information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Date: March 10, 2008		Senior Vice President, General Counsel and Secretary